UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 15, 2006
                                                          --------------

                      Online Vacation Center Holdings Corp.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)


          Florida                       0-32137                 65-0701352
          -------                       -------                 ----------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


   1801 N.W. 66th Avenue, Suite 102, Plantation, Florida           33313
   -----------------------------------------------------           -----
         (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (954) 377-6400
                                                            -------------
                         Alec Bradley Cigar Corporation
                         ------------------------------
             3400 S.W. 26th Terrace, Suite A-1, Dania, Florida 33312
             -------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:     This report on Form 8-K/A amends the Company's
                      previously filed Form 8-K on March 16, 2006.

Item 1.01 Entry into a Material Definitive Agreement: Item 2.01 Completion of Acquisition or Disposition of Assets; Item 3.02 Unregistered Sales of Equity Securities; Item 3.03 Material Modification to Rights of Security Holders; Item
5.01 Changes in Control of Registrant; Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         Effective March 15, 2006 the following actions were completed by Online Vacation Center Holdings Corp. (formerly known as Alec Bradley Cigar Corporation) (the "Company"):

         * the sale of substantially all the assets of the Company by selling its cigar operations pursuant to the terms of an asset purchase agreement between Alec Bradley Cigar Corporation and Alan Rubin and a share exchange agreement with Online Vacation Center Holdings, Inc.;

         * amendment to the Company's articles of incorporation to eliminate preemptive rights provided to its shareholders;
         * amendment to the Company's articles of incorporation to change its name to Online Vacation Center Holdings Corp.;
         * amendment to the Company's articles of incorporation to increase its authorized common stock to 80,000,000 shares; and
         * adoption of the 2005 Management and Director Equity Incentive and Compensation Plan.

         For accounting purposes the consummation of these actions resulted in a reverse merger and Online Vacation Center Holdings, Inc. is the accounting survivor and surviving business entity; however, the Company is the surviving legal entity. The Company's Board of Directors approved and recommended, pursuant to a written consent dated August 25, 2005, that the proposals be accepted by its shareholders. Alan Rubin and Bruce Ginsberg beneficially owning in the aggregate 3,395,000 shares of common stock of the Company, representing approximately 75% of the voting power, gave their written consent to the proposals. If the proposals were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special or annual stockholders' meeting convened for the specific purpose of approving the proposals. Information covering the proposals was delivered to the Company's record shareholders as of January 30, 2006.

SHARE EXCHANGE AND ASSET SALE

         Under a share exchange agreement dated August 25, 2005, effective March 15, 2006, the Company has issued to the Online Vacation Center Holdings, Inc. interest holders an aggregate of 15,000,000 shares of the Company's common stock in exchange for a 100% interest in Online Vacation Center Holdings, Inc. In connection with the share exchange, pursuant to an asset purchase agreement, the Company sold all of its assets (and transferred all of its liabilities) to Alan Rubin for a total purchase price of 2,700,000 shares of the Company's common stock. The 2,700,000 shares were returned to the Company and have been cancelled. Mr. Rubin was the principal shareholder and sole executive officer and director of the Company. The closing of the asset purchase agreement was a condition of the share exchange with Online Vacation Center Holdings, Inc.

         Under the share exchange agreement the holders of all 171,429 shares of Online Vacation Center Holdings, Inc. and the holder of $3,000,000 Online Vacation Center Holdings, Inc. debentures (such debentures were converted into common stock of Online Vacation Center Holdings, Inc. immediately prior to the share exchange) exchanged their interests in Online Vacation Center Holdings, Inc. for an aggregate of 15,000,000 shares of the Company's common stock. The shares were issued pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act. An aggregate of ten individuals and entities received shares of common stock pursuant to the share exchange. The individuals and entities are all accredited. The individuals and entities received current information about the Company and the transactions and have had an opportunity to ask questions about the Company and the transactions. All shares of common stock issued pursuant to the share exchange contain legends restricting transferability absent registration or applicable exemption. The aggregate number of shares of common stock of the Company issued to the shareholders and debenture holder constitute approximately 90% of the Company's common stock outstanding immediately after the effective time of the share exchange. Pursuant to the share exchange, Alan Rubin and four other shareholders of the Company owning an aggregate of 368,000 shares of the Company's common stock entered into lock up agreements preventing such individuals from selling or transferring such shares for a period of 12 months from the effective date of the share exchange.

         Immediately following the effectiveness of the share exchange there were 16,799,777 shares of the Company's common stock outstanding.

MANAGEMENT AFTER THE SHARE EXCHANGE

Management
----------

         As a result of the asset sale and share exchange, a change in control in the Company has occurred. Alan Rubin resigned as chief executive officer, chief financial officer and director of the Company upon the effectiveness of the share exchange. The new board of directors of the Company consists of Edward
B. Rudner, Richard Anthony McKinnon, Brian P. Froelich and Frank Bracken. These directors will serve as directors of the Company until the next annual meeting of shareholders and until their respective successors are elected and qualified. The new board of directors has appointed new officers of the Company. Biographical information concerning the new directors and officers is set forth below:

         Name                 Age       Position
         ----                 ---       --------
Richard Anthony McKinnon       65       Chairman of the Board of Directors
Edward B. Rudner               55       Director, Chief Executive Officer, Chief
                                        Financial Officer
Brian P. Froelich              59       Director
Frank Bracken                  65       Director

Richard Anthony (Tony) McKinnon. Mr. McKinnon commenced serving as chairman of the board of directors of the Company on the effective date of the share exchange. With a background at senior levels in marketing and executive management, Mr. McKinnon has accumulated over thirty years of experience in the travel industry. His experiences include executive responsibilities at American Airlines, Pan American World Airways, Delta Air Lines, Wyndham Resort Hotels, USAir, American Hawaii Cruises and The Delta Queen Steamboat Company. Most recently, McKinnon successfully developed Vacation.com, which is currently a network of approximately 6,000 travel agencies across North America. With the sale of Vacation.com to Amadeus, a leading global distribution system and technology provider serving the marketing, sales and distribution needs of the world's travel and tourism industries, Mr. McKinnon served as CEO of Amadeus' North American Operations from 2000 through 2004. From February 2005 through October 2005, he served as a senior adviser to the Seabury Group, a consulting firm. Mr. McKinnon currently provides consulting services to travel industry companies. He also currently serves as a director for the Baptist Foundation of Texas, Tauck, Inc. and Ocean Air Holdings, Inc. Mr. McKinnon holds a BS from the United States Military Academy and a JD from Emory University School of Law.

Edward B. Rudner. Mr. Rudner commenced serving as director, Chief Executive Officer and Chief Financial Officer of the Company on the effective date of the share exchange. Mr. Rudner has served as an executive officer and director of

Online Vacation Center Holdings, Inc. since its inception in October 2000 and commenced serving on the board of directors of the Company on the effective date of the share exchange. Prior to founding Online Vacation Center Holdings, Inc., Mr. Rudner served as chief financial officer and then chief operating officer of Alamo Rent A Car. During his tenure Alamo Rent A Car expanded from a Florida company with 400 cars to a national car rental company with over 50,000 cars. In 1984, Mr. Rudner became President and CEO of Certified Tours, which grew from selling 10,000 vacation packages a year to over 250,000. In 1989, Mr. Rudner became Chairman and CEO of Renaissance Cruises, which expanded ship assets from $60 million to over $1 billion and increased revenues from $20 million to over $300 million by 1999. Following his departure, on September 25, 2001, Renaissance Cruises filed for bankruptcy under Chapter 11 in the United States Bankruptcy Court, Southern District of Florida. Renaissance Cruises ceased operations and its assets were placed in a liquidating trust. Mr. Rudner holds a BA in history, cum laude from the University of Massachusetts.

Brian P. Froelich. Mr. Froelich commenced serving on the board of directors of the Company on the effective date of the share exchange. After four years in public accounting with Arthur Anderson and Coopers and Lybrand and five years at US Life, he founded BPF Travel in 1979. In 1984 he sold BPF Travel to American Express. With BPF Travel's acquisition by American Express, he became part of the senior executive team of American Express. During his tenure at American Express, he was general manager of the domestic Travel Management Services business. As a result of his performance he was named to the American Express Hall of Fame. From 1999 through 2001 he served as Senior Vice President, Consumer Travel, American Express. From 2001 through 2002 he served as president and CEO of Allied Tours, a subsidiary of Global Vacation Group, Inc. (NYSE: GVG) where he affected the turnaround of Allied Tours and sold it to a large European travel company. Since 2003 he has served as president and CEO of Fenevations, LLC, a U.S.-based manufacturer of custom windows and doors. Mr. Froelich holds a BS in Finance from Boston College, an MBA from Rutgers University, and a JD from Seton Hall Law School.

Frank Bracken. Following the effectiveness of the share exchange the board of directors of the Company appointed Frank Bracken to serve as a director of the Company. Mr. Bracken retired from Haggar Clothing Co. in 2005. He had served as President and Chief Operating Officer of Haggar Clothing Co. since July 20, 1994, becoming the first non-Haggar family member in the company's 75-year history to assume that responsibility. Mr. Bracken, served his entire 42-year professional career at Haggar, joining the company as a management trainee in 1963. In 1971, he was named Regional Sales Manager, in 1976 he was named Vice President/National Sales Manager, and then earned the title of Senior Vice President of Sales and Merchandising in 1984. In 1988, all marketing functions were added to that responsibility and he was named Senior Vice President of Marketing. In 1991, he added the responsibilities of Domestic and International Manufacturing, Private Label Products and the Horizon Group, Haggar's division for mass market retailers and was named Executive Vice President. In 1994, he assumed the position of President and COO. Mr. Bracken sits on the Chancellor's Advisory Committee at the University of North Texas (UNT), served with the UNT's 2001 Capital Campaign, serves on the College of Business Advisory Board, and has served on UNT's Alumni Board. He was honored as Distinguished UNT Alumnus in 1995. He is Fund Development Chair on the National Board for Big Brothers Big Sisters of America and serves as Board Development Chair for Big Brothers Big Sisters of North Texas. Mr. Bracken serves on numerous other industry and charitable boards.

Compensation
------------

         Employment Agreements
         ---------------------

         On March 16, 2006, the Company entered into an executive employment agreement with Mr. Rudner. In consideration for serving as president and chief executive officer, the Company will pay Mr. Rudner an initial annual base salary of $300,000, payable bi-weekly. The base salary is subject to annual automatic incremental increases of the greater of the percentage increase in the consumer price index or 6% of the previous year's base salary. In addition, the Company issued Mr. Rudner incentive stock options to purchase 300,000 shares of common stock and nonqualified stock options to purchase 200,000 shares of common stock which are exercisable at 150% of the fair market value of the Company's common stock as of the effective date of the share exchange ($1.27). All of the nonqualified stock options and incentive stock options to purchase 100,000 shares vested immediately. Incentive stock options to purchase 100,000 shares of common stock vest on March 15, 2007 and the remaining 100,000 incentive stock options vest on March 15, 2008. All of the options were issued under the 2005 Management and Director Equity Incentive and Compensation Plan. Mr. Ruder also received options in connection with his service as a director of the Company. Mr. Rudner is also entitled to a performance based bonus and to participate in all Company benefit programs. Mr. Rudner is entitled to five weeks paid vacation per year, reimbursement of all reasonable out-of-pocket business expenses, a monthly automobile allowance of $1,500, automobile insurance coverage and reimbursement for memberships in social, charitable or religious organizations or clubs for up to $30,000 per year. In the event of Mr. Rudner's death or disability during the term of the agreement, Mr. Rudner or his beneficiaries are entitled to all compensation and benefits under his employment agreement for a period of one year following the date of his death or disability. In the event that Mr. Rudner is terminated "for cause", he will be entitled to receive his salary and earned but unpaid bonuses due up to the date of termination. "Cause" is defined as committing or participating in an injurious act of fraud or embezzlement against the company; engaging in a criminal enterprise involving moral turpitude; conviction of an act constituting a felony of a crime of violence, fraud or dishonesty; or any attempt by Mr. Rudner to assign the employment agreement. In the event that Mr. Rudner is terminated for any other reason other than for cause, death or disability, he will receive all compensation and benefits under his employment agreement for a period of three years following the date of termination. He shall also be entitled to receive a bonus equal to the amount received for the prior year or if no prior bonus was received, an amount equal to $150,000, as well as all earned but unpaid bonuses from previous years. The employment agreement also includes a one year covenant not to compete and non-disclosure provision. The agreement has a perpetual term of three years.

         As of the effective date of the share exchange, Online Vacation Center Holdings, Inc. had an obligation under the terms of Edward Rudner's employment agreement with Online Vacation Center Holdings, Inc. for compensation and benefits in the amount of $579,990. The obligation has been assumed by the Company.

         The description of Mr. Rudner's employment agreement does not purport to be complete and is qualified in its entirety by reference to the exhibits to this report.

         Other Compensation
         ------------------

         Individuals who serve as directors of the Company following the share exchange received options to purchase shares of common stock of the Company in consideration for serving on the board of directors. Messrs. Rudner and Bracken each received options to purchase 200,000 shares of the Company's common stock exercisable at 150% of the market price as of the effective date of the share exchange ($1.27). Mr. Froelich received options to purchase 300,000 shares of the Company's common stock exercisable at 150% of the market price as of the effective date of the share exchange ($1.27). Mr. McKinnon received options to purchase 600,000 shares of common stock in consideration for Mr. McKinnon serving as chairman of the board of directors of the Company. These options are also exercisable at 150% of the market price of the Company's common stock as of the effective date of the share exchange ($1.27). All of these options vest after two years from the date of issuance. The options were issued under the 2005 Management and Director Equity Incentive and Compensation Plan.

         In addition, following the effective date of the share exchange, all directors of the Company receive an annual fee of $25,000 for serving on the board of directors. The chairman of the board of directors shall receive an additional annual fee of $50,000.

         Effective October 2005, Online Vacation Center Holdings, Inc. engaged Mr. McKinnon to provide consulting services for Online Vacation Center Holdings, Inc. In consideration for such services Mr. McKinnon receives a monthly fee of $10,000. Mr. McKinnon will continue to serve as a consultant to the Company following the effectiveness of the share exchange at the same fee rate. The term of the arrangement is on a month to month basis.

INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE

         The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of the date immediately preceding the share exchange and as of the date immediately following the effectiveness of the share exchange and asset sale, by those individuals who serve as directors and by the directors and executive management of the Company (as a group) following the share exchange. The table also includes each person that owns more than 5% of the Company's common stock following the share exchange and asset sale. Shares of common stock subject to options currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each of the shareholders below is 1801 N.W. 66th Avenue, Suite 102, Plantation, Florida 33313.

                                           SHARES BENEFICIALLY OWNED                     SHARES BENEFICIALLY OWNED
                                              PRIOR TO ASSET SALE                           FOLLOWING ASSET SALE
                                              AND SHARE EXCHANGE                             AND SHARE EXCHANGE
               Name                       Number           Percentage                 Number               Percentage
               ----                       ------           ----------                 ------               ----------
Alan Rubin(1)                               2,895,000         64.4%              195,000                       1.2%
Edward B. Rudner                                  -0-          -0-            10,384,860(2)                   60.7%
Richard Anthony McKinnon                          -0-          -0-               100,000(3)                     *
Brian P. Froelich                                 -0-          -0-                20,000(4)                     *
Frank Bracken                                     -0-          -0-                   -0-(8)                     *
Reginald Flosse(5)                                -0-          -0-             3,060,050                      18.2%
Pacific Tour Services, Inc.(6)                    -0-          -0-             1,375,310                       8.2%
William A. Cataldo(7)                          47,500           *              2,012,790                      12.0%
Deanna Rudner(9)                                  -0-          -0-             1,680,000                       9.9%
Directors and officers following
share exchange and asset sale
  as a group (4 persons)                          -0-          -0-            10,504,860(2)(3)(4)(8)          60.8%

(1)  Address is 3400 S.W. 26th Terrace, Suite A-1, Dania, Florida  33312.
(2) Includes shares issued pursuant to the share exchange. Includes an aggregate of 1,680,000 shares held in trust for the benefit of Mr. Rudner's children and 1,680,000 shares held by Mr. Rudner's wife. Also includes 80,000 shares that Mr. Rudner purchased privately from Bruce Ginsberg at $.90 per share; 30,000 shares that Mr. Rudner purchased privately from a third party shareholder at $.20 per share; and 75,000 shares of common stock that Mr. Rudner purchased privately from Pacific Tour Services for $2.00 per share. Also includes 300,000 shares of common stock underlying options exercisable at $1.27 per share. Excludes 800 shares of common stock issuable subject to a restricted stock grant. Excludes 100,000 shares of common stock underlying options which vest on March 15, 2007 and 300,000 shares of common stock underlying options that vest on March 15, 2008.
(3) Excludes 600,000 shares of common stock underlying options exercisable at $1.27 per share which vest on March 15, 2008.
(4) Excludes 300,000 shares of common stock underlying options exercisable at $1.27 per share which vest on March 15, 2008.
(5)  Address is B.P. 21426, Papeete, Tahiti.
(6) Voting control held by William A. Cataldo. Address is Suite 912, Executive Center, 1088 Bishop Street, Honolulu, Hawaii 96813.
(7) Includes 539,980 shares held in the Cataldo Family Trust, a trust in which Mr. Cataldo is a beneficiary and protector. Also includes 1,375,310 shares held by Pacific Tour Services. Address for Mr. Cataldo is Suite 912, Executive Center, 1088 Bishop Street, Honolulu, Hawaii 96813.
(8) Excludes 200,000 shares of common stock underlying options exercisable at $1.27 per share which vest on March 15, 2008.
(9) Mrs. Rudner is the wife of Edward B. Rudner. Excludes shares held by Mr. Rudner and 840,000 shares held in trust for the benefit of the children of Mr. and Mrs. Rudner.
*  Less than 1%

OTHER ACTIONS

         The board of directors and majority shareholders by written consent approved an amendment to the Company's articles of incorporation to eliminate preemptive rights provided to shareholders; change the Company's name to Online Vacation Center Holdings Corp. and to increase the authorized shares of common stock from 30,000,000 shares to 80,000,000 shares. The Company also approved the 2005 Management and Director Equity Incentive and Compensation Plan. The Company has reserved 2,500,000 shares of common stock for issuance under the 2005 Management and Director Equity Incentive and Compensation Plan.

CERTAIN INFORMATION CONCERNING ONLINE VACATION CENTER HOLDINGS, INC.

Overview
--------

Online Vacation Center Holdings, Inc. is an internet-based vacation seller focused on serving the affluent retiree market. Online Vacation Center Holdings, Inc. believes that this reverse merger into a public company will enable it to grow by acquiring or merging with well run, profitable, and highly regarded vacation retailers. Online Vacation Center Holdings, Inc. has not experienced substantial growth over the past two years and has an accumulated deficit of $1,595,380 as of December 31, 2005.

Online Vacation Center Holdings, Inc.'s telephone number is 954-377-6400 and its web site is located at www.onlinevacationcenter.com. Information on its web site is not a part of this report.

Industry
--------

As reported by Travel Weekly, the total domestic US travel market was estimated at $263.8 billion dollars in 2003. Online Vacation Center Holdings, Inc.'s core target market is the tour and cruise portion of that market, estimated at approximately $40 billion dollars in 2003.

Management of Online Vacation Center Holdings, Inc. believes that the leisure travel services industry is highly fragmented and that the combining of complimentary businesses should produce positive results. In addition, Online Vacation Center Holdings, Inc. believes significant internal growth opportunities are available to a well capitalized company providing a broad range of personalized vacation experiences.

Operations
----------

General

Online Vacation Center Holdings, Inc. provides vacation services from its call center located in Plantation, Florida. Sales are completed either via the Internet or through Online Vacation Center Holdings, Inc.'s toll free telephone number (1-800-780-9002). Online Vacation Center Holdings, Inc. currently employs a sales and marketing team of approximately 25 persons. These individuals earn a salary and bonus based on sales generated. Customers may purchase vacation packages 24-hours a day, seven days a week, via the Internet or may contact live telephone operators from 9 a.m. (e.s.t.) to 8 p.m. (e.s.t.) Monday through Friday and 9 a.m. (e.s.t.) to 5 p.m. (e.s.t.) on weekends.

Marketing

Management of Online Vacation Center Holdings, Inc. believes that it has developed a complete marketing program utilizing direct mail, outbound telemarketing and email blasts. By using these methods to repeatedly touch its customers, Online Vacation Center Holdings, Inc. is able to stay in touch with its customers.

Intellectual Property
---------------------

Online Vacation Center Holdings, Inc. has registered three service marks: two for "Online Vacation Center" and one for "Your Personal Vacation Managers".

Personnel
---------

At December 31, 2005, Online Vacation Center Holdings, Inc. had approximately 40 full-time employees. Of Online Vacation Center Holdings, Inc.'s current employees, 25 are sales and marketing personnel, and 15 hold administrative and executive positions. No personnel are covered by a collective bargaining agreement. Online Vacation Center Holdings, Inc. believes its relationship with its employees is good.

Properties
----------

Online Vacation Center Holdings, Inc. has entered into a lease for approximately 10,000 square feet of corporate office space in Plantation, Florida. Total monthly lease payments, which include a proportionate share of building operating expenses, are $14,962 through June 2006 and increase approximately three percent each year thereafter. The current lease term is through June 30, 2008.

Online Vacation Center Holdings, Inc. has the following future minimum lease obligations for its corporate office space at December 31, 2005:

                           Year                               Amount
                           ----                               ------

                           2006                             $   117,233
                           2007                             $   120,749
                           2008                             $    61,267

Competition
-----------

The travel service industry is extremely competitive and has low barriers to entry. Online Vacation Center Holdings, Inc. competes with other distributors of travel services, travel providers, travel agents, tour operators and central reservation service providers. Companies including, but not limited to Travelocity, Expedia and Orbitz, have greater experience, brand name recognition and financial resources than Online Vacation Center Holdings, Inc. You are urged to review the risk factor below addressing competition.

Regulation
----------

Online Vacation Center Holdings, Inc. believes it is in compliance with all federal regulatory requirements, including the CAN-SPAM Act of 2003 which regulates commercial electronic mail on a nationwide basis. Online Vacation Center Holdings, Inc. adheres to the law by properly representing the nature of its commercial email messages, not tampering with source and transmission information and obtaining email addresses through lawful means.

Related Party Transactions
--------------------------

During 2002, Online Vacation Center Holdings, Inc. received a short-term loan in the amount of $250,000 from Edward Rudner, its officer, director and majority shareholder, to fund ongoing operations. The loan has an original maturity date of September 1, 2003 and interest is payable on a quarterly basis at a rate of 8% per annum. Both principal and interest payments were made during 2003 and 2004 and the loan was paid in full during 2004.

On November 16, 2000 Online Vacation Center Holdings, Inc. issued an 8% Subordinate Debenture (the "first Debenture") in the amount of $2,000,000 to Pacific Tour Services, Inc. that was due on January 1, 2008. The first Debenture accrued interest on the unpaid principal balance at a rate of 8% per annum. On June 27, 2001 Online Vacation Center Holdings, Inc. issued an 8% Subordinate Debenture (the "second Debenture") in the amount of $1,000,000 to Pacific Tour Services, Inc. that was due on January 1, 2008. The second Debenture accrued interest on the unpaid principal balance at a rate of 8% per annum. Immediately prior to the share exchange agreement the debentures were exchanged into shares of common stock of Online Vacation Center Holdings, Inc. and then Pacific Tour Services, Inc. subsequently exchanged the shares for shares of common stock of the Company, in accordance with the share exchange agreement.

Effective October 2005, Online Vacation Center Holdings, Inc. engaged Mr. McKinnon to provide consulting services for Online Vacation Center Holdings, Inc. In consideration for such services Mr. McKinnon receives a monthly fee of $10,000. Mr. McKinnon will continue to serve as a consultant to the Company following the effectiveness of the share exchange at the same fee rate.

Legal Proceedings
-----------------

Online Vacation Center Holdings, Inc. is involved from time to time in various legal claims and actions arising in the ordinary course of business. In November 2004, Online Vacation Center Holdings, Inc. reached a settlement agreement with a travel company whereby Online Vacation Center Holdings, Inc. paid $200,000 and agreed to pay $175,000 over twenty months commencing January 2005, with interest on the outstanding balance at 8% per annum. As a result of the settlement agreement, the difference between the accrued liability ($640,815) and the settlement sum ($375,000) was recorded as a gain of $265,815. The gain amount is reflected in its statement of consolidated operations for the year ended December 31, 2004. In September 2005 Online Vacation Center Holdings, Inc. paid the settlement obligation in full. Online Vacation Center Holdings, Inc. is not a party to any other material litigation.

Management's Discussion And Analysis Of Financial Condition And Results Of
--------------------------------------------------------------------------
Operations Of Online Vacation Center Holdings, Inc.
---------------------------------------------------

The following discussion and analysis should be read in conjunction with the Online Vacation Center Holdings, Inc. financial statements and notes thereto included as exhibits to this report. This discussion contains certain forward-looking statements that involve risks and uncertainties. Online Vacation Center Holdings, Inc.'s actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth herein and elsewhere in this information statement.

Overview
--------

Online Vacation Center Holdings, Inc. is an internet-based vacation seller, focused primarily on selling cruises to its customers through its toll-free number and website. Online Vacation Center Holdings, Inc. operates a reservation center in Plantation, Florida. Online Vacation Center Holdings, Inc. acts as a broker for travel arrangements; it has no costs and/or risks associated with unsold travel packages. Online Vacation Center Holdings, Inc. generates revenues from:

o        commissions on cruises
o        commissions on other travel related products
o        commissions on travel insurance
o        marketing performed for travel suppliers

Online Vacation Center Holdings, Inc. currently markets its services by:

o        telemarketing to its existing customer base
o direct mailing to its existing customer base as well as targeted prospects
o        email blasting to its opt in subscription base

Online Vacation Center Holdings, Inc.'s operating expenses include primarily those items necessary to advertise its services, maintain and staff its travel reservation and fulfillment center including technological enhancements, payroll, commissions and benefits, telephone, ticket delivery, general and administrative expenses including rent and computer maintenance fees; and interest, fees and expenses associated with financing activities. Online Vacation Center Holdings, Inc. expects to continue to incur additional operating and selling expenses now that it is a SEC reporting company and moves forward with its growth strategy.

Results of Operations
---------------------

Year Ended December 31, 2005 Compared To Year Ended December 31, 2004
---------------------------------------------------------------------

Revenues. Revenues increased $1,722,998, or 28%, to $7,975,688 for the year ended December 31, 2005 from $6,252,690 for the year ended December 31, 2004. The increase was due to an increase in override revenue, higher average commission per booking, and an increase in the number of bookings.

Operating expenses. Operating expenses, which include sales and marketing expenses and general and administrative expenses, were $5,928,714 for the year ended December 31, 2005 as compared to $5,240,732 for the year ended December 31, 2004 or an increase of $687,982 or 13%. The increase was principally due to an increase in professional fees and compensation expenses described below. For the year ended December 31, 2005, sales and marketing expenses were $2,052,933 as compared to $2,011,445 for the year ended December 31, 2004, an increase of $41,488 or 2%. Sales and marketing expenses primarily consist of sales salaries, commissions, and marketing expenses. For the year ended December 31, 2005, general and administrative expenses were $3,875,781 as compared to $3,229,287 for the year ended December 31, 2004, an increase of $646,494 or 20%. General and administrative expenses primarily include management compensation. The increase is primarily attributable to Online Vacation Center Holdings, Inc.'s growth and partially due to consulting, legal, and accounting expenses incurred during 2005 that are associated with its preparations to go public.

Other Expenses. Other expenses increased to $238,607 for the year ended December 31, 2005 as compared to $8,476 for the year ended December 31, 2004. The increase in other expenses was due a one time settlement gain of $265,815 during the year ended December 31, 2004. The settlement gain during the year ended December 31, 2004 was offset by a net interest expense of $274,291. The net interest expense is associated with the subordinated debentures discussed below.

Benefit for Income Taxes. The benefit for income taxes increased to $412,168 for the year ended December 31, 2005 as compared to $75,813 for the year ended December 31, 2004. The increase in the benefit for income taxes resulted from an increase in the non-cash U.S. income tax provision (prior to the impact of the valuation allowance) and an increase of the valuation allowance benefit. For the year ended December 31, 2005, the non-cash U.S. income tax provision (prior to the impact of the valuation allowance) was $752,800 as compared to $413,651 for the year ended December 31, 2004, an increase of $339,149. For the year ended December 31, 2005, the valuation allowance benefit was $1,164,968 as compared to $489,464 for the year ended December 31, 2004, an increase of $675,504. SFAS No. 109, "Accounting for Income Taxes," requires that Online Vacation Center Holdings, Inc. record a valuation allowance when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." The valuation allowance was decreased to $1,164,968 or 65% of the gross deferred tax asset of $1,792,258 in 2004 and decreased to $0 or 0% of the gross deferred tax asset of $1,116,148 in 2005 as described below.

At December 31, 2002, Online Vacation Center Holdings, Inc. recorded a valuation allowance of $2,217,158 or 80% of the gross deferred tax asset of $2,771,447. Online Vacation Center Holdings, Inc. decreased the valuation allowance in 2003, 2004, and March 31, 2005. At June 30, 2005, Online Vacation Center Holdings, Inc. had its most profitable quarter to date. Net income before taxes and future revenue increased as compared to the same three month period ending June 30, 2004. Historically, the second quarter of the year is the time that most bookings travel, therefore it would be expected that advanced bookings would significantly decrease. Instead, advanced bookings increased 40% as compared to the same period in 2004. Based on this information, management concluded at that time that it was no longer more likely than not that a portion of the deferred tax asset would not be realized and consequently, Online Vacation Center Holdings, Inc. removed the valuation allowance. Accordingly, Online Vacation Center Holdings, Inc. recorded a net non-cash tax benefit in the quarter ended June 30, 2005 of $644,163, resulting primarily from the effect of a $1,007,748 reversal of the valuation allowance on Online Vacation Center Holdings, Inc.'s deferred tax assets, partly offset by a $363,585 non-cash U.S. income tax provision (prior to the impact of the valuation allowance).

Liquidity and Capital Resources

Cash at December 31, 2005 was $2,213,182. Net income provided by operating activities was $2,046,974 for the year ended December 31, 2005. At December 31, 2005, Online Vacation Center Holdings, Inc. had a working capital surplus of $66,702 and an accumulated deficit of $1,595,380. The accumulated deficit is principally due to customer deposits of $1,575,475 (which are reflected as a current liability) and outstanding subordinated debentures in the amount of $3,000,000. Customer deposits are initially recognized as liabilities and subsequently recognized as revenues upon completion of passenger travel. Also, as discussed below, subsequent to December 31, 2005, all outstanding subordinated debentures were converted to shares of Online Vacation Center Holdings, Inc.'s common stock.

On November 16, 2000, Online Vacation Center Holdings, Inc. borrowed $2,000,000 pursuant to an 8% subordinated debenture in the amount of $2,000,000 that is due on January 1, 2008. On June 27, 2001, Online Vacation Center Holdings, Inc. borrowed $1,000,000 under an 8% subordinated debenture in the amount of $1,000,000 that is also due on January 1, 2008. Interest on the debentures was payable on a quarterly basis. Subsequent to the year ended December 31, 2005, the debenture holder converted its debentures into Online Vacation Center Holdings, Inc. common stock. These shares were exchanged for 1,500,310 shares of the Company's common stock at the effective date of the share exchange with the Company.

Management believes that the existing cash and cash expected to be provided by operating activities will be sufficient to fund the short term capital and liquidity needs of its operations. Online Vacation Center Holdings, Inc. may need to seek to sell equity or debt securities or obtain credit lines from financial institutions to meet its longer-term liquidity and capital requirements, which includes strategic growth through mergers and acquisitions. There is no assurance that Online Vacation Center Holdings, Inc. will be able to obtain additional capital or financing in amounts or on terms acceptable to Online Vacation Center Holdings, Inc., if at all or on a timely basis.

Online Vacation Center Holdings, Inc. has historically been dependent on its relationships with three major cruise lines: Celebrity Cruises, Norwegian Cruise Line and Royal Caribbean Cruise Line. Online Vacation Center Holdings, Inc. also depends on third party service providers for processing certain fulfillment services.

The domestic and international leisure travel industry is seasonal. The results of Online Vacation Center Holdings, Inc. have been subject to quarterly fluctuations caused primarily by the seasonal variations in the travel industry. Net revenues and net income are generally higher in the second and fourth quarters. Online Vacation Center Holdings, Inc. expects seasonality to continue in the future.

Recent Accounting Pronouncements
--------------------------------

Share-Based Payment

In December 2004, the FASB issued a revision of SFAS 123 ("SFAS 123(R)") that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of January 1, 2006. Based on zero shares and awards outstanding as of December 31, 2005, the adoption of SFAS 123(R) would have no impact on earnings in 2005.

Nonmonetary Exchange

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets--An Amendment of Accounting Principles Board (APB) Opinion No. 29, Accounting for Nonmonetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Nonmonetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity expected to change significantly as a result of the exchange. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on Online Vacation Center Holdings, Inc.'s current financial condition or results of operations.

Share-Based Payment

In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin 107, "Share-Based Payments," ("SAB 107"). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees. Online Vacation Center Holdings, Inc. and management are reviewing SAB 107 in conjunction with its review of SFAS 123R.

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations - an Interpretation of SFAS 143 (FIN No. 47). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN

No. 47 is effective no later than December 31, 2005. FIN No. 47 did not impact Online Vacation Center Holdings, Inc. for the year ended December 31, 2005.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB 3 (SFAS No.154). SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. Critical Accounting Policies

Revenue Recognition
-------------------

Revenues are derived from transactions where Online Vacation Center Holdings, Inc. is the merchant of record and determines the price to the customer. Online Vacation Center Holdings, Inc. has agreements with suppliers for travel packages that it sells. It does not have purchase obligations for unsold travel packages. Online Vacation Center Holdings, Inc. presents revenue in accordance with Staff Accounting Bulletin (SAB) No. 104 "Revenue Recognition in Financial Statements" and Emerging Issues Task Force (EITF) Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent", including the weighing of the relevant qualitative factors regarding Online Vacation Center Holdings, Inc.'s status as a primary obligor, and the extent of their pricing latitude. The method of net revenue presentation does not impact operating profit, net income, earnings per share or cash flows. Based upon Online Vacation Center Holdings, Inc.'s evaluation of sales transactions and in accordance with the various indicators identified in EITF Issue No. 99-19, Online Vacation Center Holdings, Inc.'s suppliers assume the majority of the business risks such as providing the service and the risk of unsold travel packages. As such, all sales transactions are recorded at the net amount, which is the amount charged to the customer less the amount paid to the supplier. Sales transactions are billed to customers at the time of booking, however revenue is not recognized on the accompanying consolidated financial statements until the customers' travel occurs.

Online Vacation Center Holdings, Inc. generally recognized advertising revenues ratably over the advertising period, depending on the terms of the advertising contract. For the years ended December 31, 2005 and 2004, Online Vacation Center Holdings, Inc. derived no revenues from the sales of advertisements on its internet website. Online Vacation Center Holdings, Inc. applies EITF Issue No. 99-17, "Accounting for Advertising Barter Transactions", in the valuation and recognition of barter arrangements, however, during the current period, there was no revenue derived from barter agreements.

Income Taxes

Online Vacation Center Holdings, Inc. accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Online Vacation Center Holdings, Inc. has incurred cumulative net operating losses ("NOLs") for financial accounting and tax purposes. The effects of the

NOLs have given rise to a substantial deferred tax asset that has been utilized to offset the provision for income taxes on substantially all earnings generated to date. SFAS No. 109, "Accounting for Income Taxes," requires that Online Vacation Center Holdings, Inc. record a valuation allowance when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." At December 31, 2002, Online Vacation Center Holdings, Inc. recorded a valuation allowance of $2,217,158 or 80% of the gross deferred tax asset of $2,771,447, resulting in a net benefit recognized of $554,289. Online Vacation Center Holdings, Inc. decreased the valuation allowance in 2003 and 2004, resulting in a benefit recognized of $562,727 and $489,464, respectively. For the years ended December 31, 2003 and 2004, the non-cash U.S. income tax provision (prior to the impact of the valuation allowance) was $565,539 and $413,651. The net effect of the valuation allowance benefit of $562,727 and $489,464 and the recognition of the non-cash U.S. income tax provision (prior to the impact of the valuation allowance) of $565,539 and $413,651 resulted in a provision (benefit) for income taxes of $2,812 and ($75,813) for the years ended December 31, 2003 and 2004, respectively.

At March 31, 2005, Online Vacation Center Holdings, Inc. once again achieved profitability and net income for the quarter, booking activity, and advanced bookings increased as compared to the same three month period ending March 31, 2004. The first three months of the year are known as the "wave season" in the travel industry and many travel companies book a large portion of their business at this time. As would be expected, advanced bookings reached its highest historical level. Based on this information, management concluded at that time that it was more likely than not that a lesser portion of the deferred tax asset would not be realized and consequently, Online Vacation Center Holdings, Inc. decreased the valuation allowance to $1,007,748 or 60% of the gross deferred tax asset of $1,681,695, resulting in a benefit recognized of $157,220. For the three-month period ended March 31, 2005, the non-cash U.S. income tax provision (prior to the impact of the valuation allowance) was $128,563. The net effect of the valuation allowance benefit of $157,220 and the recognition of the non-cash U.S. income tax provision (prior to the impact of the valuation allowance) of $128,563 resulted in a provision (benefit) for income taxes of ($28,657) for the three-month period.

At June 30, 2005, Online Vacation Center Holdings, Inc. had its most profitable quarter since inception. Net income before taxes and future revenues increased as compared to the same three month period ending June 30, 2004. Historically, the second quarter of the year is the time that most bookings travel, therefore it would be expected that advanced bookings would significantly decrease. Instead, advanced bookings increased 40% as compared to the same period in 2004. Based on this information, management concluded at that time that it was no longer more likely than not that a portion of the deferred tax asset would not be realized and consequently, Online Vacation Center Holdings, Inc. removed the valuation allowance. Accordingly, Online Vacation Center Holdings, Inc. recorded a net non-cash tax benefit in the quarter ended June 30, 2005 of $644,163, resulting primarily from the effect of a $1,007,748 reversal of the valuation allowance on Online Vacation Center Holdings, Inc.'s deferred tax assets, partly offset by a $363,585 non-cash U.S. income tax provision (prior to the impact of the valuation allowance).

Risk Factors
------------

Online Vacation Center Holdings, Inc.'s growth strategy is based on a merger and
--------------------------------------------------------------------------------
acquisition strategy and there can be no assurance that Online Vacation Center
------------------------------------------------------------------------------
Holdings, Inc. will be able to identify, acquire or profitably manage additional
--------------------------------------------------------------------------------
businesses or successfully integrate acquired businesses into Online Vacation
-----------------------------------------------------------------------------
Center Holdings, Inc. without substantial costs, delays or other operational or
-------------------------------------------------------------------------------
financial problems.
-------------------

         Online Vacation Center Holdings, Inc. intends to increase its revenues, expand the markets it serves and increase its services through the acquisition or merger of additional operating companies. There can be no assurance that Online Vacation Center Holdings, Inc. will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses into Online Vacation Center Holdings, Inc. without substantial costs, delays or other operational or financial problems. Increased competition for acquisition or merger candidates may develop, in which event there may be fewer acquisition and merger opportunities available to Online Vacation Center Holdings, Inc., as well as higher acquisition or merger prices. Further, acquisitions and mergers involve a number of special risks, including possible adverse effects on Online Vacation Center Holdings, Inc.'s operating results, diversion of management's attention, failure to retain key personnel, risks associated with unanticipated events or liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on Online Vacation Center Holdings, Inc.'s business, financial condition and results of operations. Customer dissatisfaction or performance problems at a single acquired company could also have an adverse effect on the reputation of Online Vacation Center Holdings, Inc. Online Vacation Center Holdings, Inc. may also seek international acquisitions that may be subject to additional risks associated with doing business in foreign countries. In addition, there can be no assurance that businesses acquired will achieve anticipated revenues and earnings.

Since Online Vacation Center Holdings, Inc. may finance future acquisitions and
-------------------------------------------------------------------------------
mergers in part by using shares of common stock for the consideration to be
---------------------------------------------------------------------------
paid, if in the event that the common stock does not maintain a sufficient
--------------------------------------------------------------------------
market value, or potential acquisition and merger candidates are otherwise
--------------------------------------------------------------------------
unwilling to accept common stock as the consideration for the sale of their
---------------------------------------------------------------------------
businesses, The Company may be required to issue additional shares of stock or
------------------------------------------------------------------------------
utilize more of its cash resources, if available, in order to maintain its
--------------------------------------------------------------------------
acquisition program.
--------------------

         Online Vacation Center Holdings, Inc. may finance future acquisitions by using shares of common stock for the consideration to be paid. In the event that the common stock does not maintain a sufficient market value, or potential acquisition and merger candidates are otherwise unwilling to accept common stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to maintain its expansion program. If Online Vacation Center Holdings, Inc. has insufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. There can be no assurance that other financing will be available on terms Online Vacation Center Holdings, Inc. deems acceptable or if at all. If Online Vacation Center Holdings, Inc. is unable to obtain financing sufficient for all of its desired acquisitions and mergers, it may be unable to fully carry out its expansion strategy. If funding is insufficient, Online Vacation Center Holdings, Inc. may be required to delay, reduce the scope of or eliminate some or all of its expansion programs.

         The Company's common stock has not historically been sufficient to serve as currency because its common stock has and continues to trade at less than $1.00 per share with limited liquidity. Online Vacation Center Holdings, Inc. believes that the new business and potential growth for the surviving business operations will generate greater investor interest and increased liquidity in the publicly trading stock, making it more attractive to serve as currency for the surviving company. Online Vacation Center Holdings, Inc. believes that national online travel services will generate significantly more investor interest than a regional cigar distribution company. However, if the stock continues to trade at historical levels with limited liquidity, Online Vacation Center Holdings, Inc. may be unable to make future acquisitions or may be required to change its acquisition strategy.

Online Vacation Center Holdings, Inc. is dependent upon travel providers for
----------------------------------------------------------------------------
access to their inventory and the loss of a contract, changes in Online Vacation
--------------------------------------------------------------------------------
Center Holdings, Inc.'s pricing agreements or commission schedules or more
--------------------------------------------------------------------------
restricted access to travel providers' capacity could materially decrease Online
--------------------------------------------------------------------------------
Vacation Center Holdings, Inc.'s margins and have a negative effect on Online
-----------------------------------------------------------------------------
Vacation Center Holdings, Inc.'s business, financial condition and results of
-----------------------------------------------------------------------------
operations.
-----------

         Online Vacation Center Holdings, Inc. is dependent upon travel providers for access to their inventory. Other distributors may have similar arrangements with travel providers, some of which may provide better availability or more competitive pricing than that offered by Online Vacation Center Holdings, Inc. Online Vacation Center Holdings, Inc. anticipates that a significant portion of its revenues will continue to be derived from the sale of inventory for relatively few travel providers. Online Vacation Center Holdings, Inc.'s agreements with its travel providers can generally be canceled or modified by the travel provider upon relatively short notice. The loss of a contract, changes in Online Vacation Center Holdings, Inc.'s pricing agreements or commission schedules or more restricted access to travel providers' inventory could have a material adverse effect on Online Vacation Center Holdings, Inc.'s business, financial condition and results of operations.

There can be no assurance that Online Vacation Center Holdings, Inc. will be
----------------------------------------------------------------------------
able to successfully integrate the operations of future acquisitions and mergers
--------------------------------------------------------------------------------
or institute the necessary company-wide systems and procedures to successfully
------------------------------------------------------------------------------
manage the combined enterprise on a profitable basis.
-----------------------------------------------------

         Online Vacation Center Holdings, Inc. will rely on the existing reporting systems of future acquisitions and mergers for financial reporting. There can be no assurance that the management group will be able to continue to effectively manage the combined entity or effectively implement and carry out Online Vacation Center Holdings, Inc.'s internal growth strategy and expansion program. The inability of Online Vacation Center Holdings, Inc. to successfully integrate future acquisitions and mergers would have a material adverse effect on Online Vacation Center Holdings, Inc.'s business, financial condition and results of operations, and would make it unlikely that Online Vacation Center Holdings, Inc.'s expansion program will continue to be successful. Further, there can be no assurance that Online Vacation Center Holdings, Inc.'s strategy to become the leading specialized distributor of leisure travel services will be successful, or that the travelers or travel providers will accept Online Vacation Center Holdings, Inc. as a distributor of a variety of specialized travel services.

Online Vacation Center Holdings, Inc.'s business is currently dependent upon a
------------------------------------------------------------------------------
number of different information and telecommunication technologies and any
--------------------------------------------------------------------------
failure of this technology would decrease the company's revenues.
-----------------------------------------------------------------

         Online Vacation Center Holdings, Inc.'s business is currently dependent upon a number of different information and telecommunication technologies to facilitate its access to information and manage a high volume of inbound and outbound calls. Any failure of this technology would have a material adverse effect on the company's business, financial condition and results of operations. In addition, Online Vacation Center Holdings, Inc. is dependent upon certain third party vendors, for access to certain information. Any failure of these systems or restricted access by Online Vacation Center Holdings, Inc. would have a material adverse effect on Online Vacation Center Holdings, Inc.'s business, financial condition and results of operations.

There can be no assurance that Online Vacation Center Holdings, Inc.'s systems,
-------------------------------------------------------------------------------
procedures and controls will be adequate to support Online Vacation Center
--------------------------------------------------------------------------
Holdings, Inc.'s operations as it expands which could significantly increase the
--------------------------------------------------------------------------------
company's expenses and delay or prevent growth.
-----------------------------------------------

         Online Vacation Center Holdings, Inc. expects to continue to grow internally and through acquisitions and mergers. Online Vacation Center Holdings, Inc. expects to spend significant time and effort expanding existing businesses and identifying, completing and integrating acquisitions and mergers. There can be no assurance that Online Vacation Center Holdings, Inc.'s systems, procedures and controls will be adequate to support Online Vacation Center Holdings, Inc.'s operations as they expand. Any future growth also will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management will be identified or retained by Online Vacation Center Holdings, Inc. To the extent that the company is unable to manage its growth efficiently and effectively, or is unable to attract and retain qualified management, Online Vacation Center Holdings, Inc.'s business, financial condition and results of operations could be materially adversely affected. While Online Vacation Center Holdings, Inc. has experienced revenue and earnings growth over the past few years, there can be no assurance that Online Vacation Center Holdings, Inc. will continue to experience internal growth comparable to these levels, if at all. Factors affecting the ability of Online Vacation Center Holdings, Inc. to continue to experience internal growth include, but are not limited to, the ability to expand the travel services offered, the continued relationships with certain travel providers and travel agents, the ability to recruit and retain qualified sales personnel and the ability to cross-sell services within Online Vacation Center Holdings, Inc.

Online Vacation Center Holdings, Inc.'s revenues and earnings are especially
----------------------------------------------------------------------------
sensitive to global events that are out of its control.
-------------------------------------------------------

         Online Vacation Center Holdings, Inc.'s results of operations are dependent upon factors generally affecting the travel industry. Online Vacation Center Holdings, Inc.'s revenues and earnings are especially sensitive to events that affect domestic and international air travel and vacation. A number of factors could result in an overall decline in demand for travel, including political instability, armed hostilities, international terrorism, extreme weather conditions, a rise in fuel prices, a decline in the value of the U.S. dollar, labor disturbances, excessive inflation, a general weakening in economic activity and reduced employment in the U.S. These types of events could have a material adverse effect on Online Vacation Center Holdings, Inc.'s business, financial condition and results of operations.

Online Vacation Center Holdings, Inc.'s financial results will be materially
----------------------------------------------------------------------------
impacted by income taxes in the future.
---------------------------------------

         Online Vacation Center Holdings, Inc. has significant deferred tax assets, resulting from domestic net operating loss carryforwards ("NOLs"). SFAS No. 109, "Accounting for Income Taxes," requires that the company record a valuation allowance when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." At December 31, 2002, Online Center Vacation Holdings, Inc. recorded a valuation allowance for 80% of the gross deferred tax asset. Online Center Vacation Holdings, Inc. decreased the valuation allowance in 2003, 2004, and the first quarter of 2005. At June 30, 2005, management concluded at the time that it was no longer more likely than not that a portion of the deferred tax asset would not be realized and consequently, Online Vacation Center Holdings, Inc. removed the valuation allowance. Accordingly, Online Vacation Center Holdings, Inc. recorded a net non-cash tax benefit in the quarter ended June 30, 2005 of $644,000, resulting primarily from the effect of a $1 million reversal of the valuation allowance on the Company's deferred tax assets, partly offset by a $363,000 non-cash U.S. income tax provision. In reporting periods subsequent to the reversal of the valuation allowance, the Company's reported financial results will include a substantially non-cash provision for income taxes based upon the full prevailing blended federal and state tax rates. As a result, the Company's future reported net income and earnings per share will be materially negatively impacted.

The domestic and international leisure travel industry is seasonal and subject
------------------------------------------------------------------------------
to quarterly fluctuations caused primarily by the seasonal variations in the
----------------------------------------------------------------------------
travel industry which could have a negative effect on Online Vacation Center
----------------------------------------------------------------------------
Holdings, Inc.'s quarterly results of operations.
-------------------------------------------------

         The domestic and international leisure travel industry is seasonal. The results of Online Vacation Center Holdings, Inc.'s have been subject to quarterly fluctuations caused primarily by the seasonal variations in the travel industry. Net revenues and net income are generally higher in the second and fourth quarters. The Company expects seasonality to continue in the future. The Company's quarterly results of operations may also be subject to fluctuations as a result of the timing and cost of acquisitions and mergers, changes in the mix of services offered by Online Vacation Center Holdings, Inc. as a result of acquisitions and mergers, internal growth rates, fare wars by travel providers, changes in relationships with certain travel providers, the timing of the payment of overrides by travel providers, extreme weather conditions or other factors affecting travel. Unexpected variations in quarterly results could also adversely affect the price of the common stock, which in turn could limit the ability of Online Vacation Center Holdings, Inc. to expand.

The travel service industry is extremely competitive and has low barriers to
----------------------------------------------------------------------------
entry.
------

         The travel service industry is extremely competitive and has low barriers to entry. Online Vacation Center Holdings, Inc. competes with other distributors of travel services, travel providers, travel agents, tour operators and central reservation service providers, some of which have greater experience, brand name recognition and/or financial resources than Online Vacation Center Holdings, Inc. Online Vacation Center Holdings, Inc.'s travel providers may decide to compete more directly with Online Vacation Center Holdings, Inc. and restrict the availability and/or preferential pricing of their capacity. In addition, other distributors may have relationships with certain travel providers providing better availability or more competitive pricing than that offered by Online Vacation Center Holdings, Inc. Furthermore, some travel agents have a strong presence in their geographic area which may make it difficult for Online Vacation Center Holdings, Inc. to attract customers in those areas.

Online Vacation Center Holdings, Inc.'s operations are dependent on the efforts
-------------------------------------------------------------------------------
and relationships of Edward Rudner and will be dependent on the efforts and
---------------------------------------------------------------------------
relationships of the principals of future acquisitions and mergers. If Mr.
--------------------------------------------------------------------------
Rudner or any of these principals become unable to continue in their role, the
------------------------------------------------------------------------------
Company's business could be adversely affected.
-----------------------------------------------

         Online Vacation Center Holdings, Inc.'s operations are dependent on the efforts and relationships of Edward Rudner. Furthermore, the Company will likely be dependent on the senior management of any businesses acquired in the future. If any of these individuals become unable to continue in their role the Company's business or prospects could be adversely affected. Although the Company has entered into an employment agreement with Mr. Rudner, there can be no assurance that he will continue in his present capacity for any particular period of time.

Subsequent to the acquisition of Online Vacation Center Holdings, Inc. Edward
-----------------------------------------------------------------------------
Rudner has the ability to control the Company's business and corporate affairs.
-------------------------------------------------------------------------------

         Edward Rudner and his affiliates beneficially own shares of common stock representing approximately 61% of the total voting power of the common stock of the Company. Mr. Rudner will be able to exercise control over the Company's affairs and be able to elect the entire board of directors and to control the disposition of any matter submitted to a vote of stockholders.

ISSUANCE OF SECURITIES UNDER 2005 MANAGEMENT AND DIRECTOR EQUITY INCENTIVE AND COMPENSATION PLAN AND OTHER UNREGISTERED SALES OF EQUITY SECURITIES

         Effective March 16, 2006, the Company made restricted stock grants for an aggregate of 35,000 shares of restricted stock to certain of its employees. The grants were made under the Company's 2005 Management and Director Equity Incentive and Compensation Plan (the "Plan"). Twenty percent of the shares were vested upon grant and the remaining shares will vest in equal installments over a four year period. Pursuant to the grants the Company issued 7,000 shares of common stock to 35 employees. The shares were issued under Section 4(2) of the Securities Act and contain a legend restricting their transferability absent registration or applicable exemption.

AMENDMENT TO PLAN

         Also on March 16, 2006, the board of directors of the Company approved amendments to the Plan. The amendments were also approved by Edward Rudner and his affiliates, constituting a majority of the Company's shareholders. The Plan, subject to delivery to the Company's shareholders of record under an information statement, has been amended as follows:

         Section 3 of the Plan is amended to provide that awards granted under the Plan to any individual in any calendar year can not exceed 1,000,000 shares and incentive stock options granted under the Plan to any individual in any calendar year cannot exceed 1,000,000 shares.

         The provisions of Section 10 of the Plan are deleted, eliminating certain restrictions on exercising rights created under the Plan in the event of a participant's termination of employment.

         Section 6(i) of the Plan is amended by defining "cause" for purposes of the Plan, to mean (i) in the case of a grantee whose employment with the Company or a subsidiary is subject to the terms of an employment agreement which includes a definition of "Cause," the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and (ii) in all other cases, (a) the grantee's failure or refusal to perform such grantee's substantive duties or to follow the lawful directives of the Board or the board of directors of a subsidiary, as applicable (or of any superior officer of the Company or a subsidiary having direct supervisory authority over such grantee); (b) the commission of an act of fraud, theft, breach of fiduciary obligation with respect to the Company or a subsidiary or a violation of any material policies of the Company or a subsidiary, as applicable, of which the grantee has had prior notice; (c) dishonesty, willful misconduct, or gross negligence in the performance of any substantive duties;
(d) the indictment for, or conviction of or plea of guilty or nolo contendere to any felony (whether or not involving the Company or a subsidiary) or (e) the violation of any non-competition, confidentiality, conflict of interest or similar provision set forth in an agreement between the grantee and the Company or any of its subsidiaries. Under the original terms of the Plan, "cause" was subject to determination by the Plan committee.

         The descriptions of the asset purchase agreement, share exchange agreement, employment agreement with Mr. Rudner and the Plan do not purport to be complete and are qualified in their entirety by reference to the exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements required under Item 9.01(a) of Online Vacation Center Holdings, Inc. are attached to this report.

(b) Proforma Financial Information. Proforma financial information at December 31, 2005 will be filed by amendment.

(d) Exhibits.

2.1    Asset Purchase Agreement effective March 15, 2006
2.2    Share Exchange Agreement effective March 15, 2006
3.1    Amended and Restated Articles of Incorporation
4.1 2005 Management and Director Equity Incentive and Compensation Plan, as amended
4.2    Form of Restricted Stock Grant
4.3    Form of Stock Option
10.1   Employment Agreement with Edward B. Rudner dated March 16, 2006

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 21, 2006                     ONLINE VACATION CENTER HOLDINGS CORP.

                                         BY:      /s/ EDWARD B. RUDNER
                                                  ---------------------------
                                                  Edward B. Rudner
                                                  Chief Executive Officer

              ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2005 and 2004





                                TABLE OF CONTENTS



                                                                                           Page
                                                                                           ----

Report of Independent Registered Public Accounting Firm                                   F-2

Consolidated Balance Sheets                                                               F-3

Consolidated Statements of Operations                                                     F-4

Consolidated Statements of Changes in Shareholders' Deficiency                            F-5

Consolidated Statements of Cash Flows                                                     F-6

Notes to Consolidated Financial Statements                                             F-7 - F-18

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the board of directors and shareholders of Online Vacation Center Holdings, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Online Vacation Center Holdings, Inc. and Subsidiary as of December 31, 2005 and 2004 and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Online Vacation Center Holdings, Inc. and Subsidiary as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.





/s/ Jewett, Schwartz & Associates
---------------------------------
Jewett, Schwartz & Associates


Hollywood, Florida
March 6, 2006

                    ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                                 CONSOLIDATED BALANCE SHEETS


                                                                                     December 31,
                                                                   ---------------------------------------------
                                                                           2005                    2004
                                                                   ---------------------    --------------------
                           ASSETS


CURRENT ASSETS
Cash and cash equivalents                                           $          2,213,182    $          1,176,923
Accounts receivable, net                                                         581,896                 323,906
Prepaid expenses and other current assets                                        220,720                 328,450
                                                                   ---------------------    --------------------
Total Current Assets                                                           3,015,798               1,829,279

Restricted cash                                                                  315,000                 315,176
Property and equipment, net                                                      111,100                 115,722
Deferred income taxes                                                          1,116,148                 627,290
Intangible assets, net                                                            44,314                  48,090
                                                                   ---------------------    --------------------
Total Assets                                                       $           4,602,360    $          2,935,557
                                                                   =====================    ====================

            LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities                           $             894,187    $            778,605
Deferred revenue, net                                                            479,434                 408,584
Customer deposits                                                              1,575,475               2,149,389
Settlement obligation, current portion                                                --                  96,250
                                                                   ---------------------    --------------------
Total Current Liabilities                                                      2,949,096               3,432,828

Settlement obligation, non-current portion                                            --                  70,000
Subordinate Debentures                                                         3,000,000               3,000,000
                                                                   ---------------------    --------------------
Total Liabilities                                                              5,949,096               6,502,828
                                                                   ---------------------    --------------------

Shareholders' Deficiency
Common Stock, 20,000,000 shares authorized at
$.001 par value; 171,429 shares issued and outstanding                               171                     171
Additional paid-in capital                                                       248,473                 248,473
Accumulated deficit                                                           (1,595,380)             (3,815,915)
                                                                   ---------------------    --------------------
Total Shareholders' Deficiency                                                (1,346,736)             (3,567,271)
                                                                   ---------------------    --------------------

Total Liabilities & Shareholders' Deficiency                       $           4,602,360    $          2,935,557
                                                                   =====================    ====================






         The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                    ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                            CONSOLIDATED STATEMENTS OF OPERATIONS
                               For the years ended December 31,


                                                                                2005                     2004
                                                                        ---------------------    --------------------
NET REVENUES                                                            $           7,975,688    $          6,252,690

OPERATING EXPENSES:
Sales and marketing                                                                 2,052,933               2,011,445
General and administrative                                                          3,875,781               3,229,287
                                                                        ---------------------    --------------------

INCOME FROM OPERATIONS                                                              2,046,974               1,011,958
                                                                        ---------------------    --------------------

Other expenses:
Settlement gain                                                                            --                 265,815
Interest expense, net                                                                (238,607)               (274,291)
                                                                        ---------------------    --------------------

Total other expenses, net                                                            (238,607)                 (8,476)
                                                                        ---------------------    --------------------

Earnings from continuing operations
   before benefit for income taxes                                                  1,808,367               1,003,482

Benefit for income taxes                                                             (412,168)                (75,813)
                                                                        ---------------------    --------------------

NET INCOME                                                              $           2,220,535    $          1,079,295
                                                                        =====================    ====================

Weighted average shares outstanding - basic and diluted                               171,429                 171,429
                                                                        =====================    ====================

EARNINGS PER SHARE - Basic and diluted                                  $               12.95    $               6.30
                                                                        =====================    ====================




















       The accompanying Notes to Consolidated Financial Statements are an
                       integral part of these statements.

                       ONLINE VACATION CENTER HOLDINGS, AND SUBSIDIARY
                      STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY





                                               Common Stock
                                      20,000,000 shares authorized         Additional         Accumulated
                                    Shares          $0.001 par value     Paid-in Capital        Deficit            Total
                                --------------------------------------  ------------------  -----------------  ---------------
Balance - December 31, 2003            171,429                     171             248,473         (4,895,210)      (4,646,566)

Net income                                  --                      --                  --          1,079,295        1,079,295
                                --------------      ------------------  ------------------  -----------------  ---------------

Balance - December 31, 2004            171,429                     171             248,473         (3,815,915)      (3,567,271)
                                ==============      ==================  ==================  =================  ===============

Net income                                  --                      --                  --          2,220,535        2,220,535
                                --------------      ------------------  ------------------  -----------------  ---------------

Balance - December 31, 2005            171,429                     171             248,473         (1,595,380)      (1,346,736)
                                ==============      ==================  ==================  =================  ===============




























   The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                    ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              For the years ended December 31,

                                                                              2005                        2004
                                                                       -----------------           ------------------
Cash Flows from Operating Activities:
Net income                                                             $       2,220,535           $        1,079,295
Adjustments to reconcile to net cash inflow
  from operating activities:
Provision for bad debts                                                            8,428                        5,000
Depreciation and amortization                                                     72,803                       71,616
Deferred income taxes                                                           (488,858)                     (75,813)
Settlement gain                                                                   (4,250)                    (265,815)
Changes in operating assets and liabilities:
Accounts receivable                                                             (266,418)                    (174,539)
Prepaid expenses and other current assets                                        107,730                      (85,430)
Accounts payable and accrued expenses                                            115,582                       65,252
Deferred revenue                                                                  70,850                      144,214
Customer deposits                                                               (573,914)                     907,593
Settlement obligation                                                                 --                        4,412
Cash payments for settlement obligation                                         (162,000)                    (208,750)
                                                                       -----------------           ------------------

Net cash provided by operating activities                                      1,100,488                    1,467,035
                                                                       -----------------           ------------------

Cash Flows from Investing Activities:
Return of investment in restricted cash                                              176                      174,728
Purchases of property and equipment                                              (64,406)                     (65,824)
                                                                       -----------------           ------------------

Net cash (used in) provided by investing activities                              (64,230)                     108,904
                                                                       -----------------           ------------------

Cash Flows from Financing Activities:
Repayment of notes payable to related party                                           --                      (75,000)
Repayments to notes payable - current                                                 --                     (750,000)
                                                                       -----------------           ------------------

Net cash used in financing activities                                                 --                     (825,000)
                                                                       -----------------           ------------------

Net increase in cash and cash equivalents                                      1,036,259                      750,939

Cash and cash equivalents, beginning of year                                   1,176,923                      425,984
                                                                       -----------------           ------------------

Cash and cash equivalents, end of year                                 $       2,213,182           $        1,176,923
                                                                       =================           ==================

Supplemental Disclosure of Cash Flow Information:
------------------------------------------------
Cash paid for interest                                                 $         365,585           $          260,821
                                                                       =================           ==================
Cash paid for taxes                                                    $          70,771           $               --
                                                                       =================           ==================







         The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

              ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

     NOTE 1 - BACKGROUND

     Overview
     --------

     Online Vacation Center Holdings, Inc. (the Company) is a Florida holding company incorporated on October 2, 2000, which provides cruise travel services through its wholly owned subsidiary Online Vacation Center, Inc.

     History
     -------

     On March 2, 2001, pursuant to a Stock Purchase Agreement effective as of December 31, 2000, the Company purchased all the common stock of Travel Trails, Inc. d/b/a Mc Michael's Travel Shoppe, (TTI) an American Express Travel Services Representative travel agency located in Broward County, Florida. The acquisition was accounted for using the purchase method of accounting and the cash consideration paid was $67,000, excluding capitalized acquisition costs of approximately $10,000. Effective as of the date of the Stock Purchase Agreement TTI changed its name to Online Vacation Center, Inc.

     NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation
     ---------------------------

     The accompanying consolidated financial statements include the accounts of Online Vacation Center Holdings, Inc. and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated.

     Use of Estimates
     ----------------

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from those estimates.

     Revenue Recognition
     -------------------

     Revenues are derived from transactions where the Company is the merchant of record and determines the price to the customer. The Company has agreements with suppliers for travel packages that the Company sells. The Company does not have purchase obligations for unsold travel packages. The Company presents revenue in accordance with Staff Accounting Bulletin (SAB) No. 104 "Revenue Recognition in Financial Statements" and Emerging Issues Task Force (EITF) Issue No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent", including the weighing of the relevant qualitative factors regarding the Company's status as a primary obligor, and the extent of their pricing latitude. The method of net revenue presentation does not

              ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

     impact operating profit, net income, earnings per share or cash flows. Based upon the Company's evaluation of sales transactions and in accordance with the various indicators identified in EITF Issue No. 99-19, the Company's suppliers assume the majority of the business risks such as providing the service and the risk of unsold travel packages. As such, all sales transactions are recorded at the net amount, which is the amount charged to the customer less the amount paid to the supplier. Sales transactions are billed to customers at the time of booking, however revenue is not recognized on the accompanying consolidated financial statements until the customers' travel occurs.

     The Company generally recognized advertising revenues ratably over the advertising period, depending on the terms of the advertising contract. For the years ended December 31, 2005 and 2004, the Company derived no revenues from the sales of advertisements on its internet website. The Company applies EITF Issue No. 99-17, "Accounting for Advertising Barter Transactions", in the valuation and recognition of barter arrangements, however, during the current period, there was no revenue derived from barter agreements.

     Concentration of Credit Risk
     ----------------------------

     The Company's business is subject to certain risks and concentrations including dependence on relationships with travel suppliers (primarily cruise lines), and to a lesser extent, exposure to risks associated with online commerce security and credit card fraud. The Company is highly dependent on its relationships with three major cruise lines: Celebrity Cruises, Norwegian Cruise Line, and Royal Caribbean Cruise Line. The Company also depends on third party service providers for processing certain fulfillment services.

     Concentrations of credit risk with respect to client accounts receivable are limited because of the Company's policy to require deposits from customers, the number of customers comprising the client base and their dispersion across geographical locations.

     Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and bank certificates of deposit. These accounts are maintained with financial institutions insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2005 and 2004, the balances at various financial institutions over the FDIC insured limit relating to cash and cash equivalents and restricted cash were approximately $2.0 million and $1.3 million, respectively. The Company believes these balances are not as risk as they are held by sound financial institutions.

     Advertising Costs
     -----------------

     Substantially all advertising costs are charged to expense as incurred and principally represent direct mail costs and online advertising, including fees paid to search engines and distribution partners. Direct mail advertising costs are recorded as prepaid expenses and charged to expense as consumed. Advertising expense for the years ended December 31, 2005 and 2004 was $1,083,011 and $977,762, respectively.

              ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

     Cash and Cash Equivalents
     -------------------------

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2005 and 2004, cash and cash equivalents include cash on hand and cash in the bank.

     Accounts Receivable
     -------------------

     Suppliers generally pay commissions between 60 days before to 90 days after travel has commenced, overrides in the first quarter following the period earned, and marketing invoices between 30 days to 90 days after invoice date. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the specific supplier's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are recognized as revenue in the period received. At December 31, 2005 and 2004, the allowance for doubtful accounts was $4,317 and $5,000, respectively.

     Restricted Cash
     ---------------

     In accordance with Accounting Review Board (ARB) No. 43, Chapter 3A, "Current Assets and Current Liabilities", cash which is restricted as to withdrawal is considered a noncurrent asset. Restricted cash consists of collateral for two letters of credit and a reserve for credit card processing. The Company's credit card processor, Global Payments, holds a $280,000 reserve for credit cards processed. Global Payments will hold this reserve for as long as the Company uses them as their credit card processor and will release all funds no later than six months after the final transaction deposit. Certificates of deposit of $35,000 are collateral for two outstanding letters of credit due to expire in 2006. The letters of credit are required by industry and state regulations and will be renewed.

     Property and Equipment
     ----------------------

     Property and equipment, including significant improvements, are recorded at cost. Repairs and maintenance and any gains or losses on dispositions are recognized as incurred. Depreciation and amortization are provided for on a straight-line basis to allocate the cost of depreciable assets to operations over their estimated service lives.

                                                              Depreciation/
                                                              Amortization
                  Asset Category                                 Period
                  --------------                              ------------
                  Office equipment                            2 to 3 Years
                  Furniture & fixture                         5 to 7 Years
                  Leasehold improvements                         6.5 Years

              ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

     Goodwill and Indefinite-Lived Intangible Assets
     -----------------------------------------------

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," goodwill acquired in business combinations is assigned to reporting units that are expected to benefit from the synergies of the combination as of the acquisition date. Under this standard, goodwill and intangibles with indefinite useful lives are no longer amortized. The Company assesses goodwill and indefinite-lived intangible assets for impairment annually at the beginning of the fourth quarter, or more frequently if events and circumstances indicate impairment may have occurred in accordance with SFAS No. 142. If the carrying value of a reporting unit's goodwill exceeds its implied fair value, the Company records an impairment loss equal to the difference. SFAS No. 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value. The Company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value.

     Long-Lived Assets
     -----------------

     The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

     Income Taxes
     ------------

     The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

     Comprehensive Income
     --------------------

     Comprehensive income is comprised of net income and other comprehensive income. Other comprehensive income includes certain changes in equity that are excluded from net income. At December 31, 2005, there were no items to be included in accumulated other comprehensive income.

     Earnings Per Share
     ------------------

     Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments

              ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

     to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. As of December 31, 2005, there were no potential dilutive instruments that could result in share dilution.

     Stock-Based Compensation
     ------------------------

     In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure" which amends SFAS No. 123 "Accounting for Stock-Based Compensation". SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation and also amends the disclosure requirements of SFAS 123. The Company continues to apply the fair value recognition provisions of SFAS 123 and is providing expense for stock based compensation for grants made on and after January 1, 2003. There was no stock-based compensation granted during the years ended December 31, 2005 and 2004, respectively.

     Off-Balance Sheet Arrangements
     ------------------------------

     The Company has not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to shareholders. Certain officers and directors of the Company have provided personal guarantees to various lenders as required for the extension of credit to the Company.

     Recent Accounting Pronouncements
     --------------------------------

     Share-Based Payment

     In December 2004, the FASB issued a revision of SFAS 123 ("SFAS 123(R)") that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of January 1, 2006. Based on zero shares and awards outstanding as of December 31, 2005, the adoption of SFAS 123(R) would have no impact on earnings in 2005.

     Nonmonetary Exchange

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets--An Amendment of Accounting Principles Board (APB) Opinion No. 29, Accounting for Nonmonetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for

              ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

     Nonmonetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity expected to change significantly as a result of the exchange. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the Company's current financial condition or results of operations.

     Share-Based Payment

     In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin 107, "Share-Based Payments," ("SAB 107"). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees. The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

     Conditional Asset Retirement

     In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations - an Interpretation of SFAS 143 (FIN No. 47). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective no later than December 31, 2005. FIN No. 47 did not impact the Company for the year ended December 31, 2005.

     Accounting Changes and Error Corrections

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB 3 (SFAS No.154). SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

              ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

     NOTE 3 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets consist of the following:

                                                                             December 31,         December 31,
                                                                           ---------------       ---------------
                                                                                 2005                  2004
                                                                           ---------------       ---------------
                  Prepaid expenses                                         $       140,177       $       199,286
                  Refundable deposits with suppliers                                80,543               129,164
                                                                           ---------------       ---------------
                  Prepaid expenses and other current assets                $       220,720       $       328,450
                                                                           ===============       ===============

     NOTE 4 - PROPERTY AND EQUIPMENT, NET

     Property and equipment consist of the following:
                                                                            December 31,           December 31,
                                                                           ----------------      ----------------
                                                                                2005                   2004
                                                                           ----------------      ----------------
                  Office equipment                                         $        332,663      $        365,252
                  Furniture & fixture                                                54,326                54,327
                  Leasehold improvements                                             67,368                67,368
                  Capitalized relocation costs                                           --                17,746
                                                                           ----------------      ----------------
                                                                                    454,357               504,693

                  Less: Accumulated depreciation                                   (343,257)             (388,971)
                                                                           ----------------      ----------------

                  Property and equipment, net                              $        111,100      $        115,722
                                                                           ================      ================

     Depreciation expense for December 31, 2005 and 2004 was $69,027 and $67,840, respectively.

     NOTE 5 - INTANGIBLE ASSETS, NET

     The acquisition of TTI was accounted for using the purchase method of accounting and goodwill was recorded as a result of this transaction. The Company assesses goodwill and indefinite-lived intangible assets for impairment annually at the beginning of the fourth quarter, or more frequently if events and circumstances indicate impairment may have occurred in accordance with SFAS No. 142. During 2003 the Company determined that the carrying value of the goodwill relating to the TTI acquisition exceeded its implied fair value. The Company recorded an impairment charge related to the write-down of the TTI goodwill of $61,575, before tax, which was recorded as a component of operating income in the accompanying statement of operations. The write-down was determined by comparing the fair value of the business and the implied value of the goodwill with the carrying amounts on the balance sheet. The write-down primarily resulted from the lack of benefit associated with the TTI

              ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

     acquisition. The goodwill impairment charge recorded in 2003 resulted from the Company's annual impairment review for goodwill and intangible assets, which took place in the fourth quarter in conjunction with the preparation of year-end financial statements. At December 31, 2005 and 2004 there was no goodwill in the accompanying consolidated balance sheets.

     During 2002 the company purchased the rights to the Renaissance Cruises name and customer database. The Company also registered two trade names and marks for Online Vacation Center, Inc. These costs were capitalized and are being amortized over the expected 15-year useful lives of the trademarks. The estimated aggregate amortization expense for each of the five succeeding fiscal years is $3,776 per year.

     Intangible assets consist of the following:
                                                                             December 31,          December 31,
                                                                           ---------------       ----------------
                                                                                2005                   2004
                                                                           ---------------       ----------------
                  Renaissance Cruises                                      $        50,000       $         50,000
                  Other trademarks                                                   6,642                  6,642
                                                                           ---------------       ----------------
                                                                                    56,642                 56,642

                  Less: Accumulated amortization                                   (12,328)                (8,552)
                                                                           ---------------       ----------------

                  Intangible assets, net                                   $        44,314       $         48,090
                                                                           ===============       ================

     Amortization expense of $3,776 was recorded for both years ended December 31, 2005 and 2004.

     NOTE 6 - DEFERRED REVENUES

     Deferred revenue consists of sales commission received from suppliers in advance of passenger cruise travel dates, net of cancellations. The advance sales commission is considered unearned revenue and recorded as deferred revenue in the accompanying consolidated balance sheets. At December 31, 2005 and 2004, deferred revenues were $479,434 and $408,584, respectively.

     NOTE 7 - CUSTOMER DEPOSITS

     Deposits received from customers in advance of passenger cruise travel dates are considered unearned revenues and recorded as customer deposit liabilities in the accompanying consolidated balance sheets. Customer deposits are subsequently recognized as revenues upon completion of passenger travel. At December 31, 2005 and 2004, customer deposits were $1,575,475 and $2,149,389, respectively.

              ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

     NOTE 8 - SUBORDINATE DEBENTURES

     On November 16, 2000 the Company issued an 8% Subordinate Debenture (the "first Debenture") in the amount of $2,000,000 to Pacific Tour Services, Inc. that is due on January 1, 2008. The first Debenture accrues interest on the unpaid principal balance at a rate of 8% per annum. Interest is payable quarterly on December 31, March 31, June 30 and September 30 of each year that the first Debenture remains outstanding. Under the terms of the first Debenture, the President of the Company is required to own no less than 51% of the voting stock of the Company. In the event of default the interest rate shall increase from 8% to 18% per year and shall continue at that rate until the event of default is cured.

     On June 27, 2001 the Company issued an 8% Subordinate Debenture (the "second Debenture") in the amount of $1,000,000 to Pacific Tour Services, Inc. that is due on January 1, 2008. The second Debenture accrues interest on the unpaid principal balance at a rate of 8% per annum. Interest is payable quarterly on December 31, March 31, June 30 and September 30 of each year that the second Debenture remains outstanding. Under the terms of the second Debenture, the President of the Company is required to own no less than 51% of the voting stock of the Company. In the event of default the interest rate shall increase from 8% to 18% per year and shall continue at that rate until the event of default is cured.

     NOTE 9 - INCOME TAXES

     The provision (benefit) for income taxes from continued operations for the years ended December 31, 2005 and 2004 consist of the following:

                                                                                       December 31,
                                                                           --------------------------------------
                                                                                2005                   2004
                                                                           ----------------      ----------------
                  Current:
                               Federal                                     $         47,435      $              0
                               State                                       $              0                     0
                                                                           ----------------      ----------------
                                                                                     47,435                     0
                  Deferred:
                           Federal                                         $        604,794      $        357,476
                           State                                                    100,571                56,175
                                                                           ----------------      ----------------
                                                                                    705,365               413,651
                  Tax (benefit) from the
                       decrease in valuation allowance                           (1,164,968)             (489,464)
                                                                           ----------------      ----------------

                  Provision (benefit) for income taxes, net                $       (412,168)     $        (75,813)
                                                                           ================      ================

              ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

     The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

                                                                                       December 31,
                                                                             -------------------------------
                                                                                2005                  2004
                                                                             ---------             ---------
                  Statutory federal income tax rate                             35.0%                 35.0%
                  Decrease in valuation allowance                              (64.4)%               (47.9)%
                  State income taxes                                             3.6%                  3.6%
                  Other                                                          3.0%                  1.7%
                                                                             ---------             ---------

                  Effective tax rate                                           (22.8)%                (7.6)%
                                                                             =========             =========

     Other includes tax rate differentials and the true-up of permanent tax differences from prior periods.

     Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

                                                                                       December 31,
                                                                           -------------------------------------
                                                                                2005                  2004
                                                                           ---------------       ---------------
                  Net operating loss carry-
                       forwards and AMT tax credit                         $       832,088       $     1,776,000
                  Depreciation and amortization                                     85,568                11,000
                  Accruals and other                                               198,492                 5,000
                                                                           ---------------       ---------------

                           Deferred income tax asset                       $     1,116,148       $     1,792,000
                                                                           ===============       ===============

     The net deferred tax assets and liabilities are comprised of the following:

                                                                                       December 31,
                                                                           --------------------------------------
                                                                                2005                  2004
                                                                           ---------------       ----------------
                  Deferred tax assets
                           Current                                         $       234,809       $             --
                           Non-current                                             881,339              1,792,258
                                                                           ---------------       ----------------
                                                                                 1,116,148              1,792,258

                  Less valuation allowance                                              --             (1,164,968)
                                                                           ===============       ================

                           Net deferred income tax asset                   $     1,116,148       $        627,290
                                                                           ===============       ================

                                      F-16

              ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

     NOTE 10 - RELATED PARTY TRANSACTIONS

     During 2002 the Company received a short-term loan in the amount of $250,000 from an officer, director and majority shareholder of the Company to fund ongoing operations. The loan had an original maturity date of September 1, 2003 and interest was payable on a quarterly basis at a rate of 8% per annum. The loan was paid in full during 2004.

     NOTE 11 - COMMITMENTS AND CONTIGENCIES

     Lease Commitments
     -----------------

     The Company has entered into a lease for corporate office space in Plantation, Florida. Total monthly lease payments, which include a proportionate share of building operating expenses, are $14,962 through June 2006 and increase approximately three percent each year thereafter. The current lease term is through June 30, 2008.

     Executive Employment Agreement
     ------------------------------

     In November 2000, the Company entered into an Executive Employment Agreement with an officer, director and majority shareholder of the Company. Under the terms of the agreement the Company agreed to pay the executive a base salary plus bonus with annual incremental increases and annual renewals for a period of no less than three years. At December 31, 2005 the Company has obligations under the terms of this agreement for compensation and benefits in the amounts of $675,804, $716,352, and $759,331 for the years ended December 31, 2006, 2007, and 2008, respectively. Additionally, at December 31, 2005, $572,164 is accrued for unpaid compensation earned through December 31, 2005.

     Other Contract Obligations
     --------------------------

     During the course of business, the Company has entered into contracts for marketing, telephone and other related expenses. At December 31, 2005, the Company has obligations under the terms of these contracts in the amount of $322,685, $20,009 and $0 for the years ended December 31, 2006, 2007, and
     2008, respectively.

     At December 31, 2005, the Company had the following future minimum obligations for rental lease commitments, employment agreements and other contract obligations as follows:

                  Year                                            Amount
                  ----                                      -----------------
                  2006                                      $       1,179,802
                  2007                                      $         921,190
                  2008                                      $         852,639
                  2009 and thereafter                       $              --

     Benefit Plan
     ------------

     The Company participates in a multi-employer 401 (k) Plan managed by a professional employer organization the Company retains for administering

              ONLINE VACATION CENTER HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

     payroll and employee benefits programs. Contributions to the Plan are at the discretion of the Company's board of directors. No contributions were approved as of December 31, 2005.

     Settlement Obligation
     ---------------------

     The Company is involved from time to time in various legal claims and actions arising in the ordinary course of business. In November 2004, the Company reached a settlement agreement with a travel company whereby the Company paid $200,000 and agreed to pay $175,000 over twenty months commencing January 2005 with interest on the outstanding balance at 8% per annum.

     The balance recorded for the Settlement obligation as of December 31, 2003 was $636,403 and was accrued during 2003. In 2004, an additional $4,412 was accrued for the Settlement obligation, increasing the balance recorded to $640,815. As a result of the Settlement Agreement, the difference between the balance of $640,815 that the Company had accrued and the Settlement Sum of $375,000 was recorded as a gain in the accompanying statement of consolidated operations for the year ended December 31, 2004, as this was a one-time event that did not result from the Company's core operations and the settlement gain had been realized. The obligation was paid in full in 2005.

     Regulatory Matters
     ------------------

     The Company believes it is in compliance with all federal regulatory requirements, including the CAN-SPAM Act of 2003 which regulates commercial electronic mail on a nationwide basis. The Company adheres to the law by properly representing the nature of its commercial email messages, not tampering with source and transmission information and obtaining email addresses through lawful means.

     Share Exchange Agreement
     ------------------------

     In August 2005, the Company entered into a share exchange agreement with Alec Bradley Cigar Corporation ("AB"). Under the terms of the agreement, AB intends to acquire all of the outstanding common stock of the Company through a share exchange with the shareholders of the Company. In consideration for the exchange, AB will issue the shareholders of the Company 15,000,000 shares of AB's restricted common stock.

     The Subordinate Debentures, as referenced in note 8, will be exchanged into shares of common stock of the Company and then subsequently exchanged for common stock of AB, in accordance with the share exchange agreement. These shares are part of the total 15,000,000 shares. Any outstanding and unpaid interest as of the effective date of the share exchange agreement shall be paid in cash.

     The final definitive information statement was filed with the Securities and Exchange Commission (SEC) on January 30, 2006. The transaction is expected to close during the first half of 2006.

                                      F-18